Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended September 30, 2020

NEW YORK--(BUSINESS WIRE)--October 29, 2020--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended September 30, 2020. GAAP income before taxes for the three months ended September 30, 2020 was $21.4 million, and diluted earnings per share was $0.14. Core earnings was $19.7 million, or $0.16 of core EPS.

“We’re pleased with our results this quarter, and the strong contribution to core earnings from the sale of three assets in our real estate portfolio,” said Brian Harris, Ladder’s Chief Executive Officer. “And, as our loan book continues to pay off, our cash levels continue to increase. With such significant incremental earnings power on hand, we feel well-positioned to take advantage of the opportunities that we expect to arise in the coming quarters.”

Supplemental

The Company issued a supplemental presentation detailing its third quarter 2020 operating results, which can be viewed at http://ir.laddercapital.com/.

Conference Call and Webcast

We will host a conference call on Thursday, October 29, 2020 at 5:00 p.m. Eastern Time to discuss third quarter 2020 results. The conference call can be accessed by dialing (855) 327-6837 domestic or (631) 891-4304 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, October 29, 2020 through midnight Thursday, November 12, 2020. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 10011371. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with over $6 billion of assets. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, and led by Brian Harris, the Company’s Chief Executive Officer, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning over 10% of the Company’s equity.

Forward-Looking Statements & Coronavirus Risk

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results, including the impact of the COVID-19 pandemic on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended June 30, 2020, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp

Consolidated Balance Sheets

(Dollars in Thousands)

	September 30, 2020(1)	December 31, 2019(1)
	(Unaudited)
Assets
Cash and cash equivalents	$875,839	$58,171
Restricted cash	41,897	297,575
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	2,731,254	3,257,036
Allowance for credit losses	(47,084)	(20,500)
Mortgage loan receivables held for sale	30,553	122,325
Real estate securities	1,447,625	1,721,305
Real estate and related lease intangibles, net	990,583	1,048,081
Investments in and advances to unconsolidated joint ventures	49,155	48,433
FHLB stock	61,619	61,619
Derivative instruments	449	693
Accrued interest receivable	18,259	21,066
Other assets	159,314	53,348
Total assets	$6,359,463	$6,669,152
Liabilities and Equity
Liabilities
Debt obligations, net	$4,714,510	$4,859,873
Dividends payable	26,236	38,696
Accrued expenses	36,179	72,397
Other liabilities	60,744	59,209
Total liabilities	4,837,669	5,030,175
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 122,852,765 and 110,693,832 shares issued and 120,267,457 and 107,509,563 shares outstanding	120	108
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; zero and 12,158,933 shares issued and outstanding	—	12
Additional paid-in capital	1,726,339	1,532,384
Treasury stock, 2,585,308 and 3,184,269 shares, at cost	(54,543)	(42,699)
Retained earnings (dividends in excess of earnings)	(126,965)	(35,746)
Accumulated other comprehensive income (loss)	(28,448)	4,218
Total shareholders’ equity	1,516,503	1,458,277
Noncontrolling interest in operating partnership	—	172,054
Noncontrolling interest in consolidated joint ventures	5,291	8,646
Total equity	1,521,794	1,638,977

Total liabilities and equity	$6,359,463	$6,669,152
(1) Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp

Consolidated Statements of Income

(Dollars in Thousands, Except Per Share and Dividend Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net interest income
Interest income	$54,621	$82,251	$189,306	$254,040
Interest expense	56,398	51,397	176,225	155,015
Net interest income	(1,777)	30,854	13,081	99,025
Provision for/(release of) loan loss reserves	(2,512)	—	23,340	600
Net interest income (expense) after provision for/(release of) loan losses	735	30,854	(10,259)	98,425

Other income (loss)
Operating lease income	25,464	24,405	75,565	81,106
Sale of loans, net	1,127	11,247	1,387	38,589
Realized gain (loss) on securities	(303)	3,396	(12,089)	10,726
Unrealized gain (loss) on equity securities	—	254	(132)	1,341
Unrealized gain (loss) on Agency interest-only securities	9	16	183	38
Realized gain (loss) on sale of real estate, net	21,588	2,082	32,116	963
Impairment of real estate	—	—	—	(1,350)
Fee and other income	3,051	5,166	8,075	17,047
Net result from derivative transactions	260	(9,465)	(15,988)	(35,956)
Earnings (loss) from investment in unconsolidated joint ventures	447	1,094	1,359	3,617
Gain (loss) on extinguishment/defeasance of debt	1,167	—	22,244	(1,070)
Total other income (loss)	52,810	38,195	112,720	115,051
Costs and expenses
Salaries and employee benefits	7,858	14,319	31,880	52,800
Operating expenses	3,938	5,314	15,957	16,727
Real estate operating expenses	8,060	6,270	22,041	17,776
Fee expense	2,476	2,056	5,892	4,951
Depreciation and amortization	9,817	9,030	29,642	29,192
Total costs and expenses	32,149	36,989	105,412	121,446
Income (loss) before taxes	21,396	32,060	(2,951)	92,030
Income tax expense (benefit)	14	1,112	(5,078)	478
Net income (loss)	21,382	30,948	2,127	91,552
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(4,149)	(64)	(5,417)	691
Net (income) loss attributable to noncontrolling interest in operating partnership	(45)	(3,308)	561	(10,247)
Net income (loss) attributable to Class A common shareholders	$17,188	$27,576	$(2,729)	$81,996

Earnings per share:
Basic	$0.15	$0.26	$(0.02)	$0.78
Diluted	$0.14	$0.26	$(0.02)	$0.77

Weighted average shares outstanding:
Basic	117,481,812	106,004,152	110,233,748	105,264,752
Diluted	118,791,927	106,603,713	110,233,748	106,232,581

Dividends per share of Class A common stock	$0.200	$0.340	$0.740	$1.020

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures, (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) adjustment for CECL reserves, (vi) non-cash stock-based compensation, and (vii) certain transactional items.

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Our results of operations were significantly impacted by the actions we took to generate liquidity and pay down mark-to-market debt in direct response to the unfavorable market conditions that occurred near the onset of the COVID-19 pandemic. The actions taken by management had multiple impacts on core earnings, core EPS and after-tax core ROAE for the three months ended June 30, 2020. Management believes the actions taken were prompted by the unusual market conditions and therefore outside of Ladder’s core operations. Management believes adjusting for certain transactional charges/gains related to the impact of COVID-19 on its performance measures provides a more useful guide to assess the ongoing core operations of the Company.

Set forth below is an unaudited reconciliation of net income to after-tax core earnings, and an unaudited computation of core EPS (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss)	$21,382	$30,948	$2,127	$91,552
Income tax expense (benefit)	14	1,112	(5,078)	478
Income (loss) before taxes	21,396	32,060	(2,951)	92,030
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)(1)	(4,153)	(71)	(5,429)	667
Our share of real estate depreciation, amortization and gain adjustments(2)(3)	4,534	6,741	14,782	18,999
Adjustments for unrecognized derivative results(4)	(4,222)	1,889	4,737	13,191
Unrealized (gain) loss on fair value securities	(9)	(248)	(146)	(1,475)
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	547	(168)	502	(817)
Adjustment for CECL reserves	(2,512)	—	15,340	—
Non-cash stock-based compensation	4,125	3,918	19,557	19,383
Transactional adjustments (response to COVID-19)(5)	—	—	16,939	—
Core earnings	19,706	44,121	63,331	141,978
Core estimated corporate tax benefit (expense)(6)	(520)	446	1,811	767
After-tax core earnings	$19,186	$44,567	$65,142	$142,745
Adjusted weighted average diluted shares outstanding(7)	118,792	118,763	119,226	118,906
Core EPS	$0.16	$0.38	$0.55	$1.20
(1)

Includes $4 thousand and $12 thousand of net income which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and nine months ended September 30, 2020, respectively. Includes $7 thousand and $24 thousand of net income which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and nine months ended September 30, 2019, respectively.

(2)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Total GAAP depreciation and amortization	$9,817	$9,030	$29,642	$29,192
Less: Depreciation and amortization related to non-rental property fixed assets	(25)	(25)	(74)	(74)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(348)	(417)	(1,290)	(2,392)
Our share of real estate depreciation and amortization	9,444	8,588	28,278	26,726

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(4,897)	(1,418)	(14,576)	(6,839)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	520	41	2,667	83
Our share of accumulated depreciation and amortization on real estate sold	(4,377)	(1,377)	(11,909)	(6,756)

Less: Operating lease income on above/below market lease intangible amortization	(533)	(470)	(1,587)	(971)

Our share of real estate depreciation, amortization and gain adjustments	$4,534	$6,741	$14,782	$18,999

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

GAAP realized gain (loss) on sale of real estate, net	$21,588	$2,082	$32,116	$963
Adjusted gain/loss on sale of real estate for purposes of core earnings	(17,211)	(705)	(20,207)	5,793
Our share of accumulated depreciation and amortization on real estate sold	$4,377	$1,377	$11,909	$6,756
(3)

For the three months ended March 31, 2019, the Company recognized $5.7 million of operating lease income from prepayment of a lease, a $1.1 million loss on extinguishment of debt and a $1.4 million impairment of real estate related to a single-tenant two-story office building in Wayne, NJ. This property was sold on May 1, 2019. For core earnings, the Company recognized the net impact of these events in the period the sale was realized. Accordingly, the $3.3 million net impact of the income and losses discussed above were excluded from core earnings for the three months ended March 31, 2019 and are included in core earnings for the nine months ended September 30, 2019.

(4)

The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net results from derivative transactions	$260	$(9,465)	$(15,988)	$(35,956)
Hedging interest expense	1,346	436	1,028	1,927
Hedging realized result	2,616	7,140	10,223	20,838
Adjustments for unrecognized derivative results	$4,222	$(1,889)	$(4,737)	$(13,191)
(5)

The impact from COVID-19 included adjustments related to the unusual market conditions and actions taken by management including: (a) $6.7 million of losses from sales of performing first mortgage loans included in sale of loans, net, (b) $15.4 million of losses from sales of CMBS, (c) $3.7 million of loss from conduit loan sales, (d) $6.5 million of prepayment penalties related to paydowns of mark-to-market debt included in interest expense, (e) $2.1 million of professional fee expenses included in operating expenses and (f) $0.2 million of severance costs included in salaries and employee benefits. The $34.5 million total of the preceding amounts was partially offset by (g) $19.0 million of gains from the repurchase of and extinguishment of unsecured corporate bond debt at a discount from par net of (h) $1.5 million of accelerated premium amortization included in interest expense. Set forth below is a reconciliation of certain of the above COVID-19 losses to the most comparable GAAP financial measure ($ in thousands):

Nine months ended
September 30, 2020
(b) Losses from sales of CMBS
Loss on sale of securities - COVID-19 related	$(14,670)
Hedge (loss) related to sale of securities, included in net results from derivative transactions	(698)
Losses from sales of CMBS	$(15,368)

(c) Losses from conduit loan sales
Income from sales of loans, net - COVID-19 related	$(1,680)
Hedge (loss) related to sales of loans, included in net results from derivative transactions	(1,994)
Losses from conduit loan sales	$(3,674)
(6)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.

(7)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Weighted average diluted shares outstanding	118,792	106,604	110,234	106,233
Weighted average shares issuable to converted Class B shareholders	—	12,159	8,992	12,673
Adjusted weighted average diluted shares outstanding	118,792	118,763	119,226	118,906

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

After-tax core earnings	$19,186	$44,567	$65,142	$142,745
Average shareholders’ equity and NCI in operating partnership	1,508,990	1,634,623	1,522,850	1,635,150
After-tax core ROAE	5.1%	10.9%	5.7%	11.6%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investor Contact
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com